WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.


<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from Krupp
Realty Fund LTD.III financial statements for the six months ended June 30, 1997 and is clasified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                           12-31-1997
<PERIOD-END>                                  06-30-97
<CASH>                                         546,272
<SECURITIES>                                         0
<RECEIVABLES>                                   43,575<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                               804,276
<PP&E>                                      30,767,382<F2>
<DEPRECIATION>                             <19,411,758><F3>
<TOTAL-ASSETS>                              12,749,747
<CURRENT-LIABILITIES>                          657,234
<BONDS>                                     19,313,199<F4>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                    <7,220,686><F5>
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                12,749,747
<SALES>                                              0
<TOTAL-REVENUES>                             3,610,525<F6>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             2,752,766<F7>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                             855,339
<INCOME-PRETAX>                                      0
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                     2,420<F8>
<EPS-PRIMARY>                                        0<F8>
<EPS-DILUTED>                                        0<F8>
<F1>Includes all receivables grouped in "Prepaid Expenses and other assets" on the balance sheet.
<F2>Includes apartment complexes of $30,247,798 and deferred expenses of
$519,584.
<F3>Includes depreciation of $19,221,732 and amortization of deferred expenses of $190,026.
<F4>Represents mortgage note payable.
<F5>Represents total deficit of the General Partners <326,155> and limited partners <6,894,531>.
<F6>Includes all revenue of the Partnership.
<F7>Includes operating expenses of $,528,563, real estate taxes of $261,166 and depreciation and amortization of $963,037.
<F8>Net income allocated $24 to general partners and $2,396 to limited partners.
Average net income of $.09 per unit on $25,000 units outstanding.

/TABLE>
